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                                                                      Exhibit 10


                                BROUDY & JACOBSON
                                   SUITE 2400
                                 230 PARK AVENUE
                            NEW YORK, NEW YORK 10169
                                 (212) 953-0900


                                  June 11, 1997


PAX WORLD GROWTH FUND, INC.
222 State Street
Portsmouth, NH  03801

            Pax World Growth Fund, Inc.
            Registration Statement on SEC Form N-1A
            SEC File No.: 333-23549

Dear Sirs:

                  We have acted as counsel for PAX WORLD GROWTH FUND, INC., a Delaware corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of a registration statement on Form N-1A relating to the issuance and sale by the Fund of an indefinite number of shares (the "Shares") of its common stock, par value $1.00 per share (the "Common Stock"), in the manner and on the terms set forth in such Registration Statement.

                  In so acting, we have examined and are familiar with the following documents:

                (i) the Registration Statement, filed by the Fund with the SEC for the purpose of registering the Shares under the Securities Act of 1933, as amended, together with exhibits filed therewith and amendments filed thereto (the "Registration Statement");

                (ii) the Certificate of Incorporation and the By-laws of the Fund, certified by the Secretary of the Fund;

                (iii) certain of the corporate minutes of the Fund, certified by the Secretary of the Fund; and

                (iv) good standing certificate(s), telegram(s) or telefax(es) issued by the jurisdiction in which the Fund is incorporated.
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                  We have also reviewed such other documents and have made such further investigations as we have considered necessary or appropriate for the purpose of rendering this opinion. With respect to factual matters which are material to our opinion, we have relied upon certificates of the Fund and officers of the Fund, including representations and warranties as to factual matters contained in the Registration Statement, upon which certificates and representations and warranties we believe we are justified in relying.

                  The opinions contained herein are subject to the following limitations and qualifications:

                  1. We have made no independent verification of factual matters with respect to the Fund and consequently we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement.

                  2. The enforceability of, and the rights and remedies set forth in and the effect of, the agreements, documents and instruments with respect to which we opine herein may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other laws of general application relating to or affecting the enforcement of rights of creditors; the enforceability of the obligations of the parties are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the effect of applicable laws and court decisions may hereafter limit or render unenforceable certain of your rights and remedies.

                  3. We have assumed (i) the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and (ii) the genuineness of all signatures on all documents examined by us.

                  4. We are members of the bar of the State of New York, and we do not purport to be experts in, and express no opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York and, to the extent necessary to render the opinions expressed herein, the corporation laws of the State of Delaware. We note that we are not licensed to practice law in the State of Delaware, and to the extent that any opinion expressed herein involves the law of Delaware, such opinion should be understood to be based solely upon our review of the good standing certificate referred to above, the published statutes of that State and, where applicable, published cases, rules or regulations of regulatory bodies of that State.

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                  Based on the foregoing and subject to the assumptions,
limitations and qualifications set forth herein, we are of the opinion that:

                  1. The Fund is a corporation duly organized and validly existing under the laws of the State of Delaware.

                  2. The Company's authorized capital stock consists solely of 25,000,000 shares of Common Stock, par value $1.00 per share, 10,000 of which are issued and outstanding and 24,990,000 of which are held in its treasury. Under Delaware law, shares of Common Stock which are issued and subsequently redeemed by the Fund will be, by virtue of such redemption, restored to the status of authorized and unissued shares.

                  3. Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, upon the issuance of the Shares for a consideration not less than the par value thereof as required by the laws of Delaware, and not less than the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

                  This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                  We hereby consent to the filing of this opinion with the SEC as part of the Registration Statement and with any state securities commission where such filing is required. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                  Please be advised that Lee D. Unterman, a member of this firm, serves as the Secretary of the Fund.

                                    Sincerely,

                                    /s/ BROUDY & JACOBSON

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